SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 3, 2007 (June 11, 2007)

The Hartcourt Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	001-12671	87-0400541
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Room 1405, China Enterprise Tower Complex, No. 2, Hua Shan Road,
Shanghai, China 200040
(Address of Principal Executive Offices)

(Zip Code)

(86 21) 62723088
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 11, 2007, Shanghai Shiheng Architecture Consulting Co., Ltd (the “Purchaser”) terminated the Sales & Purchase Agreement it had entered into with The Hartcourt Companies, Inc. (the “Company”) on February 26, 2007.  The Purchaser refused to consummate the transaction for the agreed upon purchase price.  Pursuant to that agreement, the Company would have sold its interest in Shanghai Jiumeng Information Technology Co., Ltd, which holds a 51% equity interest in Shanghai Huaqing Corporation Development Ltd.

Item 7.01 Regulation FD Disclosure

We have entered into a Memorandum of Understanding (the “MOU”) to sell our 51% interest in Shanghai Huaqing Corporation Development Co., Ltd. The MOU is subject to execution of definitive agreement and the receipt of required third party consents and approvals. The contemplated purchase price is RMB4,000,000 (US$522,623). In addition, a shareholder of shanghai Huaqing will return and transfer 997,550 shares of Hartcourt’s common stock to the individual or entity designated by Hartcourt. This sale, if consummated, will complete our transaction from the information technology distribution business to the business of operating vocational and technical education schools.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2007	By:	/s/ Victor Zhou
Victor Zhou
Chief Executive Officer